AMENDING AGREEMENT

THIS AMENDING AGREEMENT is made as of the 1st day of July, 2005 between OCCULOGIX, INC. (the “Corporation”), a corporation incorporated under the laws of the State of Delaware, and Thomas P. Reeves who resides in the City of Mississauga in the Province of Ontario (hereinafter referred to as the “Employee”).

WHEREAS the Corporation and the Employee entered into an employment agreement, dated as of August 2004, setting forth the rights and obligations of each of them with respect to the Employee’s employment with the Corporation (the “Employment Agreement”);

AND WHEREAS the Compensation Committee of the board of directors of the Corporation approved an increase to the Employee’s bonus remuneration;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in the Employment Agreement, as amended by this Amending Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Employee agree as follows:

1.	Schedule 5.2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following schedule:

SCHEDULE 5.2

Bonus Remuneration

In respect of each Year of Employment during the Employment Period, the Employee shall be entitled to receive a maximum of 80 percent of his salary as bonus remuneration based upon performance criteria agreed upon by the Chairman and Chief Executive Officer and/or the Compensation Committee of the Board of Directors.

2.	The Employment Agreement remains in full force and effect, unamended, other than as amended by this Amending Agreement.

3.
This Amending Agreement may be signed by facsimile and in counterpart, and each such counterpart will constitute an original document, and such counterparts, taken together, will constitute one and the same instrument.

4.	This Amending Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

5.	The Employee acknowledges that:

(a)	he has had sufficient time to review and consider this Amending Agreement thoroughly;

(b)	he has read and understands the terms of this Amending Agreement and his obligations under the Employment Agreement, as amended by this Amending Agreement;

(c)	he has been given an opportunity to obtain independent legal advice, and such other advice as he may desire, concerning the interpretation and effect of this Amending Agreement; and

(d)
this Amending Agreement is entered into voluntarily and without any pressure and that his continued employment with the Corporation has not been made conditional on execution and delivery by him of this Amending Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

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Signature of Witness	Thomas P. Reeves

Name of Witness (please print)

OCCULOGIX, INC.
By:
Elias Vamvakas
Chairman and Chief Executive Officer